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                                                                    EXHIBIT 23.1
                                                                    ------------



                        CONSENT OF INDEPENDENT ACCOUNTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of Post-Effective Amendment No.1 to the Registration Statement on Form S-3 (No. 33-59360) and in the Registration Statement on From S-8 (Nos. 33-37408, 33-53122, 33-64678 and 33-64287) of L.A. Gear, Inc. of our report dated January 22, 1996, appearing on page 23 of the Annual Report to Shareholders which incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statements Schedules, which appears on page 35 of this Form 10-K



/s/ PRICE WATERHOUSE LLP

Los Angeles, California
February 28, 1996